UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

DIGITALGLOBE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260
Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2015, Nathan M. Troup notified the Company of his resignation as Vice President, Chief Accounting Officer and Controller (principal accounting officer) of the Company, with an anticipated effective date of June 8, 2015, in order to pursue another opportunity.

Gary W. Ferrera, the Company’s Executive Vice President and Chief Financial Officer, has assumed the responsibilities of principal accounting officer of the Company. Mr. Ferrera, age 52, has served as the Company’s Executive Vice President and Chief Financial Officer since March 2015.  Mr. Ferrera’s biographical information is incorporated herein by reference as set forth in our Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2015.  Mr. Ferrera has no family relationship with any of the Company’s executive officers or directors. There are no arrangements or understandings between Mr. Ferrera and any other person pursuant to which he became principal accounting officer of the Company, and Mr. Ferrera is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Additionally, Mr. Ferrera’s compensation, as set forth in our Current Report on Form 8-K filed with the SEC on January 14, 2015 and incorporated herein by reference, will not change as a result of becoming the Company’s principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

	By:	/s/ Daniel L. Jablonsky
Date: May 18, 2015		Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary